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                                                                  Exhibit 10.62
VLSI Confidential

QUADNOTE(TM) Chipset Cooperation Agreement

This Agreement is entered into on 15th day of September 1993 (hereafter the "Effective Date") by and between Compaq Computer Corporation, a Delaware Corporation with a principal place of business at 20555 S.H. 249, Houston, Texas 77070 (hereafter referred to as "COMPAQ") and VLSI Technology, Inc., a Delaware Corporation with a principal place of business at 1109 McKay Drive, San Jose, California 95131 (hereafter referred to as "VLSI").

WHEREAS, VLSI designs, develops, and sells integrated circuits designed for the portable computer market; and

WHEREAS, COMPAQ designs, manufactures, and sells personal computer products and systems; and

WHEREAS, COMPAQ and VLSI wish to cooperate in the specification, testing, debugging and validation of certain VLSI integrated circuits designed for the portable computer market; and

WHEREAS, VLSI desires to sell integrated circuits to COMPAQ for use in COMPAQ's OEM systems, and COMPAQ desires to buy integrated circuits from VLSI.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, COMPAQ and VLSI agree as follows:


1. DEFINITIONS

1.1. "DERIVATIVE WORK" means a work that is a modification, enhancement, or update of essentially the same architecture and functional features of CHIPSET, which may contain enhancements and improvements, and has a material effect on the physical or functional interchangeability or functional performance relative to the CHIPSET SPECIFICATION.

1.2. "REVISION" means any subsequent version or release of the CHIPSET that differs from the CHIPSET SPECIFICATION, or the specifications for the latest prior REVISION, and that (a) may contain limited new features (including, but not limited to, limited new functions and/or performance improvements over the latest prior version), or (b) incorporates all corrections and fix releases from the latest prior REVISION; but does not materially affect the physical or functional interchangeability or functional performance of the CHIPSET.

1.3. "SPECIFICATION" means the design, functional and architectural definition for CHIPSET, which shall be documented in a written technical specification set forth in Exhibit A, CHIPSET SPECIFICATION.

1.4. "CHIPSET" means the QUADNOTE(TM) VLSI core logic integrated circuit design that meets the SPECIFICATION, to be marketed under one or more VLSI trademarks, as specifically set out in Exhibit A, CHIPSET SPECIFICATION.

[     ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED - Indicates text for which confidential treatment has been requested and that has been omitted and filed separately with the Commission.